Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2021, with respect to the financial statements of Samsara Luggage, Inc. contained in the Registration Statement on Form S-1/A and Prospectus.  We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Halperin Ilanit

Certified Public Accountants (Isr.)

Tel Aviv, Israel

August 27, 2021

30 A’arba’a st, A’arba’a towers, Tel Aviv 6473926 | tel. +972-3-9335474 | fax. +972-3-9335466 | www.halperin-cpa.co.il